UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 29, 2007

ProUroCare Medical Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-103781	20-1212923
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5500 Wayzata Blvd., Suite 310, Golden Valley, MN	55416
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 952-476-9093

One Carlson Parkway, Suite 124, Plymouth, MN 55447

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On August 29, 2007, the ProUroCare Medical Inc. (the Company”) borrowed $50,000 for short-term working capital needs from Mr. James Davis.  In consideration, the Company executed and delivered to Mr. Davis a $50,000 unsecured demand promissory note.  The note bears interest at the prime rate, and is payable on the first to occur of (1) the Company’s closing on $500,000 of new financing or (2) September 15, 2007.  Under the terms of the promissory note, the Company will issue to Mr. Davis five-year warrants (immediately exercisable) to acquire 500 shares of the Company’s common stock for each day the promissory note is outstanding (to be prorated if a portion of the loan is repaid), at $0.50 per share.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROUROCARE MEDICAL INC.

	By:	/s/ Richard C. Carlson
September 5, 2007		Richard C. Carlson
Chief Executive Officer